Other Exhibits (a)

                       POWER OF ATTORNEY


       The undersigned hereby constitute and appoint Elizabeth A. Keeley, Marie E. Connolly, Richard W. Ingram, Mark A. Karpe, Michael
S. Petrucelli and John E. Pelletier, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus A Bonds Plus, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Joseph S. DiMartino             April 16, 1997
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Joseph S. DiMartino

/s/ David P. Feldman                April 16, 1997
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David P. Feldman

/s/ John M. Fraser, Jr.             April 16, 1997
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John M. Fraser, Jr.

/s/ Robert R. Glauber               April 16, 1997
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Robert R. Glauber

/s/James F. Henry                   April 16, 1997
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James F. Henry

/s/ Rosalind Gersten Jacobs         April 16, 1997
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Rosalind Gersten Jacobs

/s/ Irving Kristol                  April 16, 1997
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Irving Kristol

/s/ Paul A. Marks                   April 16, 1997
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Paul A. Marks

/s/ Martin Peretz                   April 16, 1997
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Martin Peretz

/s/ Bert W. Wasserman               April 16, 1997
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Bert W. Wasserman